UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2008
Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 349-3300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) amends Item 5.02(b) of the Current Report on Form 8-K filed by Yahoo! Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on July 21, 2008 (the “Original Form 8-K”). This Form 8-K/A does not amend or modify the information set forth in Items 1.01 and 9.01 of the Original Form 8-K. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Item 5.02 of the Original Form 8-K stated that on July 20, 2008, Mr. Robert A. Kotick notified the Company that he would not stand for re-election to the Board at the Annual Meeting and tendered his resignation from the Board, effective as of the conclusion of the Annual Meeting. Subsequent to the filing of the Original Form 8-K and the issuance of the Company’s July 21, 2008 press release, on July 25, 2008, following discussions with, and at the request of, the Company, Mr. Kotick confirmed that in order to ensure that the Settlement Agreement with Carl Icahn is properly implemented in accordance with its terms (which provide for Mr. Kotick to resign as a director as soon as practicable following the completion of the Annual Meeting), he will stand for re-election at the Annual Meeting and his resignation will become effective upon the completion of the Annual Meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
	By:	/s/ Michael J. Callahan
		Name:	Michael J. Callahan
Date: July 28, 2008		Title:	Executive Vice President, General Counsel and Secretary